EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
APRIL 2019 MONTHLY DIVIDEND AND
MARCH 31, 2019 RMBS PORTFOLIO CHARACTERISTICS

•	April 2019 Monthly Dividend of $0.08 Per Share
•	Estimated Book Value Per Share as of March 31, 2019 of $6.82
•	Estimated GAAP net income of $0.22 per share for the quarter ended March 31, 2019, including an estimated $0.02 per share of net realized and unrealized losses on RMBS and derivative instruments
•	Estimated 3.2% total return on equity for the quarter, or 12.9% annualized
•	Estimated book value, net loss and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm
•	RMBS Portfolio Characteristics as of March 31, 2019
•	Next Dividend Announcement Expected May 15, 2019

Vero Beach, Fla., April 17, 2019 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors (the “Board”) declared a monthly cash dividend for the month of April 2019. The dividend of $0.08 per share will be paid May 31, 2019 to holders of record on April 30, 2019, with an ex-dividend date of April 29, 2019. The Company plans on announcing its next dividend after the Board’s meeting on May 15, 2019.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of April 17, 2019, the Company had 50,630,128 shares outstanding. At March 31, 2019, the Company had 49,937,700 shares outstanding. At December 31, 2018, the Company had 49,132,423 shares outstanding.

Estimated March 31, 2019 Book Value Per Share

The Company’s estimated book value per share as of March 31, 2019 was $6.82.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At March 31, 2019, the Company's preliminary estimated total stockholders' equity was approximately $340.4 million with 49,937,700 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated net income per share of $0.22, which includes $0.02 per share of net realized  and unrealized losses on RMBS and derivative instruments for the quarter ended March 31, 2019.  These amounts compare to total dividends declared during the quarter of $0.24 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended March 31, 2019 was 3.2%, or 12.9% on an annualized basis. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.22 per share, comprised of dividends per share of $0.24 and a decrease in book value per share of $0.02 from December 31, 2018.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of March 31, 2019 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended March 31, 2019, are subject to review by the Company’s independent registered public accounting firm.

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a REIT for federal income tax purposes.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions and the expected funding of purchased assets and anticipated borrowings. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2018.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Mar 2019	Jan - Mar	Modeled	Modeled
					Net			Weighted	CPR	2019 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value(1)	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Apr)	in Apr)	(-50 BPS)(2)	(+50 BPS)(2)
Pass Through RMBS
Post Rest ARM	$1,140	$1,217	0.04%	$106.80	4.78%	5.22%	175	186	0.00%	40.66%	$8	$(8)
Fixed Rate CMO	692,177	717,995	23.25%	103.73	4.26%	4.61%	13	344	10.26%	9.07%	(462)	(2,239)
15yr 4.0	514,189	535,988	17.35%	104.24	4.00%	4.53%	10	167	8.33%	7.39%	9,032	(9,676)
15yr Total	514,189	535,988	17.35%	104.24	4.00%	4.53%	10	167	8.33%	7.39%	9,032	(9,676)
20yr 4.0	88,725	92,893	3.01%	104.70	4.00%	4.48%	20	216	8.68%	7.04%	1,943	(2,040)
20yr Total	88,725	92,893	3.01%	104.70	4.00%	4.48%	20	216	8.68%	7.04%	1,943	(2,040)
30yr 3.5	38,325	39,103	1.27%	102.03	3.50%	4.02%	18	339	8.54%	-	751	(964)
30yr 4.0	340,164	354,438	11.48%	104.20	4.00%	4.58%	20	337	10.21%	7.70%	5,918	(7,965)
30yr 4.5	755,812	798,567	25.86%	105.66	4.50%	4.99%	12	347	12.48%	12.01%	7,109	(10,693)
30yr 5.0	389,733	424,291	13.74%	108.87	5.00%	5.59%	9	349	10.75%	12.57%	5,741	(7,131)
30yr Total	1,524,034	1,616,399	52.34%	106.06	4.49%	5.03%	13	345	11.43%	10.99%	19,519	(26,753)
Total Pass Through RMBS	2,820,265	2,964,492	95.98%	105.11	4.33%	4.82%	13	308	10.49%	9.45%	30,040	(40,716)
Structured RMBS
Interest-Only Securities	744,943	99,804	3.23%	13.40	3.74%	4.33%	61	252	10.71%	8.31%	(15,508)	13,583
Inverse Interest-Only Securities	217,562	24,218	0.78%	11.13	2.64%	4.86%	57	294	8.61%	8.92%	1,730	(2,523)
Total Structured RMBS	962,505	124,022	4.02%	12.89	3.49%	4.45%	60	261	10.24%	8.44%	(13,778)	11,060
Total Mortgage Assets	$3,782,770	$3,088,514	100.00%		4.12%	4.72%	25	296	10.42%	9.15%	$16,262	$(29,656)

		Average									Interest	Interest
	Average	Hedge									Rate	Rate
	Notional	Period									Sensitivity	Sensitivity
Hedge	Balance	End									(-50 BPS)(2)	(+50 BPS)(2)
Eurodollar Futures	$(457,143)	Apr-2020									$(4,000)	$4,000
Swaps	(1,760,000)	Sep-2020									(22,311)	22,311
5-Year Treasury Future	(165,000)	Jun-2019(3)									(3,506)	5,097
TBA	(200,000)	Apr-2019									(4,307)	5,528
Swaptions	(100,000)	Jun-2026									(85)	1,078
Hedge Total	$(2,682,143)										$(34,209)	$38,014
Rate Shock Grand Total											$(17,947)	$8,358

(1)	Amounts in the tables above include assets with a fair value of approximately $35.1 million purchased in March 2019, which settle in April 2019.
(2)
Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(3)	Five year treasury futures contracts were valued at prices of $115.83 at March 31, 2019. The notional contract value of the short position was $191.1 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value(1)	Portfolio	Asset Category	Value(1)	Portfolio
As of March 31, 2019			As of March 31, 2019
Fannie Mae	$1,527,471	49.5%	Non-Whole Pool Assets	$911,998	29.5%
Freddie Mac	1,557,610	50.4%	Whole Pool Assets	2,176,516	70.5%
Ginnie Mae	3,433	0.1%	Total Mortgage Assets	$3,088,514	100.0%
Total Mortgage Assets	$3,088,514	100.0%

(1)	Amounts in the tables above include assets with a fair value of approximately $35.1 million purchased in March 2019, which settle in April 2019.

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of March 31, 2019	Borrowings(1)	Debt	Rate	in Days	Maturity
RBC Capital Markets, LLC	$396,744	13.8%	2.71%	80	6/26/2019
Mirae Asset Securities (USA) Inc.	375,794	13.1%	2.67%	54	6/7/2019
Wells Fargo Bank, N.A.	303,372	10.6%	2.68%	77	5/23/2019
J.P. Morgan Securities LLC	256,403	8.9%	2.70%	75	5/15/2019
ING Financial Markets LLC	227,002	7.9%	2.72%	53	5/3/2019
Cantor Fitzgerald & Co	204,110	7.1%	2.68%	78	6/5/2019
Mitsubishi UFJ Securities (USA), Inc	202,388	7.1%	2.67%	67	5/15/2019
ABN AMRO Bank N.V.	148,320	5.2%	2.65%	35	4/4/2019
Citigroup Global Markets Inc	131,647	4.6%	2.71%	80	5/29/2019
ICBC Financial Services LLC	112,832	3.9%	2.71%	66	6/11/2019
ASL Capital Markets Inc.	90,208	3.1%	2.67%	75	5/14/2019
FHLB-Cincinnati	82,642	2.9%	2.85%	32	4/1/2019
South Street Securities, LLC	74,080	2.6%	2.69%	90	5/29/2019
Natixis, New York Branch	55,691	1.9%	2.83%	46	4/15/2019
Lucid Cash Fund USG LLC	48,267	1.7%	2.73%	47	4/16/2019
Bank of Montreal	35,014	1.2%	2.71%	46	4/15/2019
Guggenheim Securities, LLC	33,088	1.2%	2.73%	56	4/25/2019
Merrill Lynch, Pierce, Fenner & Smith	32,370	1.1%	2.87%	50	4/30/2019
J.V.B. Financial Group, LLC	24,405	0.9%	2.84%	52	5/15/2019
Lucid Prime Fund, LLC	18,921	0.7%	2.78%	47	4/16/2019
ED&F Man Capital Markets Inc	13,440	0.5%	2.66%	99	6/7/2019
Total Borrowings	$2,866,738	100.0%	2.70%	66	6/26/2019

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400